Exhibit 99.22
Cravath, Swaine & Moore llp

THOMAS R. BROME	PETER S. WILSON	Worldwide Plaza	DANIEL SLIFKIN	TIMOTHY G. CAMERON
ROBERT D. JOFFE	JAMES C. VARDELL, III	825 Eighth Avenue	JEFFREY A. SMITH	KARIN A. DEMASI
ALLEN FINKELSON	ROBERT H. BARON	New York, NY 10019 - 7475	ROBERT I. TOWNSEND, III	LIZABETHANN R. EISEN
RONALD S. ROLFE	KEVIN J. GREHAN		WILLIAM J.WHELAN, III	DAVID S. FINKELSTEIN
PAUL C. SAUNDERS	STEPHEN S. MADSEN	TELEPHONE: (212) 474 - 1000	SCOTT A. BARSHAY	DAVID GREENWALD
DOUGLAS D. BROADWATER	C. ALLEN PARKER	FACSIMILE: (212) 474 - 3700	PHILIP J. BOECKMAN	RACHEL G. SKAISTIS
ALAN C. STEPHENSON	MARC S. ROSENBERG		ROGER G. BROOKS	PAUL H. ZUMBRO
MAX R. SHULMAN	WILLIAM B. BRANNAN		WILLIAM V. FOGG	JOEL F. HEROLD
STUART W. GOLD	SUSAN WEBSTER	CITYPOINT	FAIZA J. SAEED	ERIC W. HILFERS
JOHN E. BEERBOWER	TIMOTHY G. MASSAD	ONE ROPEMAKER STREET	RICHARD J. STARK	GEORGE F. SCHOEN
EVAN R. CHESLER	DAVID MERCADO	LONDON EC2Y 9HR	THOMAS E. DUNN	ERIK R. TAVZEL
PATRICIA GEOGHEGAN	ROWAN D. WILSON	TELEPHONE: 44-20-7453-1000	JULIE SPELLMAN SWEET	CRAIG F. ARCELLA
MICHAEL L. SCHLER	JOHN T. GAFFNEY	FACSIMILE: 44-20-7860-1150	RONALD CAMI	TEENA-ANN V. SANKOORIKAL
KRIS F. HEINZELMAN	PETER T. BARBUR		MARK I. GREENE	ANDREW R. THOMPSON
B. ROBBINS KIESSLING	SANDRA C. GOLDSTEIN	WRITER’ S DIRECT DIAL NUMBER	SARKIS JEBEJIAN	DAMIEN R. ZOUBEK
ROGER D. TURNER	PAUL MICHALSKI		JAMES C. WOOLERY
PHILIP A. GELSTON	THOMAS G. RAFFERTY		DAVID R. MARRIOTT	SPECIAL COUNSEL
RORY O. MILLSON	MICHAEL S. GOLDMAN	212-474-1578	MICHAEL A. PASKIN
FRANCIS P. BARRON	RICHARD HALL		ANDREW J. PITTS	SAMUEL C. BUTLER
RICHARD W. CLARY	ELIZABETH L. GRAYER		MICHAEL T. REYNOLDS	GEORGE J. GILLESPIE, III
WILLIAM P. ROGERS, JR.	JULIE A. NORTH		ANTONY L. RYAN	THOMAS D. BARR
JAMES D. COOPER	ANDREW W. NEEDHAM		GEORGE E. ZOBITZ
STEPHEN L. GORDON	STEPHEN L. BURNS		GEORGE A. STEPHANAKIS	OF COUNSEL
DANIEL L. MOSLEY	KATHERINE B. FORREST		DARIN P. MCATEE	ROBERT ROSENMAN
GREGORY M. SHAW	KEITH R. HUMMEL		GARY A. BORNSTEIN	CHRISTINE BESHAR
MEMORANDUM FOR LENDERS
Aetna Inc.
Extension Request
Notice of Closing
January 20, 2007
          Reference is made to (i) the Amended and Restated Five-Year Credit Agreement (as amended, supplemented or modified from time to time, the “Credit Agreement”) dated as of January 20, 2006 by and among Aetna Inc. (“Aetna”), as Borrower, the Lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and (ii) the Extension Request (the “Extension Request”) dated December 5, 2006 pursuant to which Aetna requested that the Lenders extend the Maturity Date and the Commitments until January 20, 2012 in accordance with Section 2.06(c) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Credit Agreement.
          We are pleased to advise you that documents responsive to the requirements of Section 2.06(c) of the Credit Agreement have been received.
          Accordingly, the Administrative Agent hereby notifies you that the Extension Request has become effective as of January 20, 2007.
          All parties should forward the names and addresses of persons who wish to receive complete closing sets to Gregory Serebuoh of Cravath, Swaine & Moore LLP, at gserebuoh@cravath.com or by phone at (212) 474-4278.

          We appreciate your cooperation in helping Aetna complete this important transaction.

Sincerely,

/s/ Travis D. Rundlet

Travis D. Rundlet